                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        LESLIE BUILDING PRODUCTS, INC
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                        LESLIE BUILDING PRODUCTS, INC
                            200 MAMARONECK AVENUE
                         WHITE PLAINS, NEW YORK 10601

                              ------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 14, 1997

                              ------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LESLIE BUILDING PRODUCTS, INC. (the 'Company') will be held at The Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202 on May 14, 1997 at 9:30 o'clock A.M., for the following purposes:

          (1) To elect a Board of five Directors;

          (2) To consider and act upon a proposal to adopt an amendment to the 1994 Stock Option Plan to increase the number of shares subject to Formula Options;

          (3) To ratify the selection of KPMG Peat Marwick LLP as independent auditors for the Company for the year ending December 31, 1997; and

          (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Holders of record of the Company's Common Stock at the close of business on the 9th day of April, 1997 shall be entitled to vote on all matters to be considered at the meeting or any adjournment or postponement thereof.

     A list of all stockholders entitled to vote at the meeting will be available for inspection for the ten days prior to the meeting at the office of the Company and at the offices of the Company's transfer agent, ChaseMellon Shareholder Services, L.L.C., 85 Challenger Road, Overpeck Center, Ridgefield Park, New Jersey 07660, and will be available for inspection at the time of the meeting, at the place thereof.

                                          By Order of the Board of Directors



                                                   EDWARD W. ROSE, III
                                          Chairman of the Board of Directors

Dated: April 11, 1997
       White Plains, N.Y.


                      NOTICE TO HOLDERS OF COMMON STOCK
IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED

   PROXY SO THAT YOU WILL BE REPRESENTED. A POST-PAID ENVELOPE IS ENCLOSED
                            FOR YOUR CONVENIENCE.

                        LESLIE BUILDING PRODUCTS, INC.

                            200 MAMARONECK AVENUE
                         WHITE PLAINS, NEW YORK 10601

                           ------------------------

                               PROXY STATEMENT

                           ------------------------

     The accompanying Proxy is solicited by Management of Leslie Building Products, Inc., a Delaware corporation (the 'Company'), for use at the Annual Meeting of Stockholders to be held at The Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202 on May 14, 1997 at 9:30 A.M., or any adjournment or postponement thereof, at which holders of record of the Company's Common Stock, par value $0.01 per share (the 'Common Stock'), at the close of business on April 9, 1997 shall be entitled to vote on all matters considered at the meeting.

     The cost of solicitation by Management, including postage, printing and handling, and the expenses incurred by brokerage firms, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners will be borne by the Company. The solicitation is to be made primarily by mail, but may be supplemented by telephone calls, telegrams and personal solicitation. Management may also use the services of directors and employees of the Company to solicit Proxies, without additional compensation.

     Each Proxy executed and returned by holders of the Common Stock may be revoked at any time thereafter, except as to matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy. A Proxy may be revoked by giving written notice of revocation to the Secretary of the Company or to any of the other persons named as proxies, or by giving a Proxy with a later date. The Proxies will be voted at the meeting for the Directors set forth herein in the manner indicated (see 'ELECTION OF DIRECTORS'), and if no contrary instructions are indicated, in favor of the other matters set forth herein; if specific instructions are indicated, the Proxies will be voted in accordance therewith. This Statement and the form of Proxy solicited from holders of the Common Stock are expected to be sent or given to stockholders on or about April 14, 1997.

     The Annual Report to Stockholders of the Company for the year ended December 31, 1996 is being mailed herewith to each stockholder of record.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND THE SCHEDULE THERETO) WILL BE FURNISHED TO ANY STOCKHOLDER WITHOUT CHARGE UPON REQUEST TO THE COMPANY AT 200 MAMARONECK AVENUE, WHITE PLAINS, NEW YORK 10601, TELEPHONE (914) 421-2545.

                                 THE COMPANY


     The Company was incorporated under the laws of Delaware on February 16, 1994. The Company's principal executive and administrative offices are located at 200 Mamaroneck Avenue, White Plains, New York 10601; telephone number (914) 421-2545.

     On April 19, 1994, the Board of Directors of Drew Industries Incorporated ('Drew'), the parent company of the Company at that time, approved a plan to transfer the stock of its subsidiary, Leslie-Locke, Inc. ('Leslie-Locke'), to the Company and to distribute the common stock of the Company to Drew's stockholders on a one-for-one basis (the 'Spin-off'). The transfer of the stock of Leslie-Locke to the Company was effective May 10, 1994, and the Spin-off was effective July 29,

1994. Since the Spin-off, the Company has been a stand-alone company, the Common Stock of which is traded on the OTC Bulletin Board (symbol: LBPI).

     Pursuant to a Shared Services Agreement, following the Spin-off, Drew and the Company share certain administrative functions and employee services, such as management overview and planning, tax preparation, financial reporting, coordination of the independent audit, stockholder relations, and regulatory matters. Drew is reimbursed by the Company for the fair market value of such services. This agreement expires on December 31, 1997 but may be extended. For the fiscal year ended December 31, 1996, the cost of such services to the Company was $509,000. See 'ELECTION OF DIRECTORS--Executive Compensation.'

                               VOTING SECURITIES

     The Company had outstanding on the record date 4,843,552 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share of stock held.

PRINCIPAL HOLDERS OF VOTING SECURITIES

     Set forth below is information with respect to each person known to the Company on April 9, 1997 to be the beneficial owner of more than five percent of any class of the Company's voting securities, which consists of Common Stock only (including options):

                                                                        AMOUNT AND
                                                                        NATURE OF       APPROXIMATE
                          NAME AND ADDRESS                              BENEFICIAL      PERCENT OF
                         OF BENEFICIAL OWNER                            OWNERSHIP          CLASS
---------------------------------------------------------------------   ----------      -----------
Edward W. Rose, III (1) .............................................   1,666,592 (2)(3)     33.1%
  500 Crescent Court
  Dallas, Texas 76102
Trust Company of the West (1)(4) ....................................     342,000            6.8%
  865 South Figueroa Street
  Los Angeles, California 90017


------------------
(1) The person named has sole voting and investment power with respect to such shares.

(2) See 'VOTING SECURITIES--Security Ownership of Management.'

(3) Pursuant to Rules 13-1(f)(1)-(2) of Regulation 13-D of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the 'Exchange Act') on August 8, 1994 (as amended on June 2, 1995), the above-named person, together with certain other persons and entities, jointly filed a single Schedule 13-D Statement with respect to the securities listed in the foregoing table. Such persons made the single, joint filing because they may be deemed to constitute a 'group' within the meaning of Section 13(d)(3) of the Exchange Act, although neither the fact of the filing nor anything contained therein shall be deemed to be an admission by such persons that a group exists.

(4) As of December 31, 1996.

     To the knowledge of the Company, other than persons acting as nominees or custodians for various stock brokerage firms and banks, which persons do not have beneficial ownership of the Common Stock, no other person owns of record or beneficially more than five percent of the voting securities of the Company.

SECURITY OWNERSHIP OF MANAGEMENT

     Set forth below is information with respect to beneficial ownership at April 9, 1997 of the Common Stock (including options) by each Director and nominee and by all Directors, nominees and Executive Officers of the Company as a group.

                                                                        AMOUNT AND
                                                                        NATURE OF       APPROXIMATE
                          NAME AND ADDRESS                              BENEFICIAL      PERCENT OF
                         OF BENEFICIAL OWNER                            OWNERSHIP          CLASS
---------------------------------------------------------------------   ----------      -----------
Leigh J. Abrams (1) .................................................     111,527 (2)        2.2%
  200 Mamaroneck Avenue
  White Plains, New York 10601

Edward W. Rose, III (1) .............................................   1,666,592 (3)       33.1%
  500 Crescent Court
  Dallas, Texas 75201

Ralph C. Pepper (1) .................................................     138,618 (4)        2.8%

  4501 Circle 75 Parkway
  Atlanta, Georgia 30339

James F. Gero (1) ...................................................      32,900 (5)        0.7%
  11900 North Anna Cade Road
  Rockwall, Texas 75087

Marshall B. Payne (1) ...............................................     140,850 (6)        2.8%
  500 Crescent Court
  Dallas, Texas 76102

All Directors and Executive Officers as a group (7 persons including
  the above-named)...................................................   2,135,187 (7)       42.4%

------------------
(1) Pursuant to Rules 13-1 (f)(1)-(2) of Regulation 13-D of the General Rules and Regulations under the Exchange Act, on August 8, 1994 (as amended on June 2, 1995), the persons indicated, together with certain other persons, jointly filed a single Schedule 13-D Statement with respect to the securities listed in the foregoing table. Such persons made the single, joint filing because they may be deemed to constitute a 'group' within the meaning of Section 13(d)(3) of the Exchange Act, although neither the fact of the filing nor anything contained therein shall be deemed to be an admission by such persons that a group exists.

(2) Mr. Abrams has sole voting and investment power with respect to the shares owned by him. Includes 4,002 shares of Common Stock held by Mr. Abrams as Custodian under the New York Uniform Gifts to Minors Act for the benefit of his children. Mr. Abrams disclaims any beneficial interest in the shares held as Custodian. In May 1995, Mr. Abrams was granted an option pursuant to the Company's Stock Option Plan to purchase 10,000 shares of Common Stock at $1.55 per share. Although no part of such option has been exercised, all shares subject to such option are included in the above table as beneficially owned.

(3) Mr. Rose has sole voting and investment power with respect to the shares owned by him. Includes 42,000 shares owned by each of Cardinal Investment Company, Inc. Pension Plan and

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

    Cardinal Investment Company, Inc. Profit Sharing Plan, of each of which Mr. Rose is Trustee. Mr. Rose has the power to vote and dispose of such shares. Excludes 72,100 shares of Common Stock held in trusts for the benefit of Mr. Rose's children. Mr. Rose disclaims any beneficial interest in such shares. Mr. Rose's wife has sole voting and investment power with respect to such shares. As a member of the Stock Option Plan Committee, on December 31, 1994

    Mr. Rose was automatically awarded an option to purchase 5,000 shares of Common Stock at $2.26 per share, and on December 31, 1995 and 1996, Mr. Rose was automatically awarded options to purchase 2,500 shares at $2.2125 per share and $3.208 per share, respectively. See 'ELECTION OF DIRECTORS--Stock Option Plan.' Although no part of such options has been exercised, all shares subject to such options are included in the above table as beneficially owned.

(4) Mr. Pepper has sole voting and investment power with respect to such shares. In December 1994, Mr. Pepper was granted an option pursuant to the Company's Employee Stock Option Plan to purchase 50,000 shares of Common Stock at $1.663 per share. Although no part of such option has been exercised, all shares subject to such option are included in the above table as beneficially owned.

(5) Mr. Gero shares voting and investment power with respect to such shares with his wife. As a member of the Stock Option Committee, on December 31, 1995 and 1996, Mr. Gero was automatically awarded options to purchase 2,500 shares of Common Stock at $2.2125 per share and $3.208 per share, respectively. Although no part of such options has been exercised, all shares subject to such options are included in the above table as beneficially owned.

(6) Mr. Payne has sole voting and investment power with respect to 132,100 of such shares, including 2,000 shares held by Payne & Madole, a general partnership. In addition, Mr. Payne has beneficial ownership of 3,750 shares representing a 25% interest in 15,000 shares held by Scout Ventures, a general partnership. As a member of the Stock Option Committee, on December 31, 1995 and 1996, Mr. Payne was automatically awarded options to purchase 2,500 shares of Common Stock at $2.2125 per share, and $3.208 per share, respectively. Although no part of such options has been exercised, all shares subject to such options are included in the above table as beneficially owned.

(7) Includes 89,500 shares subject to options.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by it, the Company believes that during 1996 all such filing requirements applicable to its officers and directors (the Company not being aware of any ten percent holder other than Edward W. Rose, III, a Director) were complied with.

                          I.  ELECTION OF DIRECTORS

     It is proposed to elect a Board of five directors to serve until the next annual election or until their successors are elected and qualify.


     Unless contrary instructions are indicated, the persons named as proxies in the form of Proxy solicited from holders of the Common Stock will vote for the election of the nominees indicated below. All such nominees are presently Directors of the Company. If any such nominees should be unable or unwilling to serve, the persons named as proxies will vote for such other person or persons as may be proposed by Management. Management has no reason to believe that any of the named nominees will be unable or unwilling to serve. Election of Directors by holders of the Common Stock will be by a plurality of the votes cast at the meeting, in person or by proxy, by holders of the Common Stock entitled to vote at the meeting.

     The following table lists the current Directors of the Company and the nominees proposed by Management for election by the holders of the Common Stock, all other positions and offices with the Company presently held by them and their principal occupations, in each case as furnished by them to the Company.

                NAME AND AGE                                                                   DIRECTOR
                 OF NOMINEE                                      POSITION                       SINCE
---------------------------------------------  ---------------------------------------------   --------
Leigh J. Abrams .............................  President, Chief Executive
  (Age 54)                                       Officer and Director.                           1994

Edward W. Rose, III .........................  Chairman of the Board of
  (Age 56)                                       Directors.                                      1994

Ralph C. Pepper .............................  President of Leslie-Locke, Inc.
  (Age 54)                                       and Director.                                   1994

James F. Gero ...............................  Director.                                         1994
  (Age 52)

Marshall B. Payne ...........................  Director.                                         1994
  (Age 40)

     LEIGH J. ABRAMS, for more than the past five years has also been President, Chief Executive Officer and a Director of Drew.

     EDWARD W. ROSE, III, for more than the past five years, has been President and principal stockholder of Cardinal Investment Company, Inc., an investment firm. Mr. Rose also serves as Co-Managing General Partner of the Texas Rangers Baseball Team and as a director of the following public companies: Osprey Holding, Inc., previously engaged in selling computer software for hospitals and ACE Cash Express, Inc. engaged in check cashing services. Mr. Rose is also Chairman of the Board of Drew.


     RALPH C. PEPPER, since April 1989, has been the President of Leslie-Locke, Inc., a subsidiary of the Company. From August 1985, to April 1989, Mr. Pepper held various executive offices with Leslie-Locke, Inc.

     JAMES F. GERO, since March 1992, has been Chairman and Chief Executive Officer of Sierra Technologies, Inc., a manufacturer of aerospace and communication systems. From July 1987 to October 1989, Mr. Gero was Chairman and Chief Executive Officer of Varo, Inc., a manufacturer of defense electronics, and from 1985 to 1987, Mr. Gero was President and Chief Executive Officer of Varo, Inc. Mr. Gero also serves as a director of Spar Aerospace Ltd., engaged in space robotics, communications equipment, and aerospace products and services. Mr. Gero is also a Director of Drew.

     MARSHALL B. PAYNE, for more than the past five years, has been Vice President of Cardinal Investment Company, Inc., an investment firm. Mr. Payne also serves as a director of the following public companies: Osprey Holding, Inc., previously engaged in selling computer software for hospitals; and ACE Cash Express, Inc., engaged in check cashing services.

     FREDRIC M. ZINN, not a nominee for election as a Director, has been Chief Financial Officer of the Company since August 1994 and has also served as Chief Financial Officer of Drew for more than the past five years. Mr. Zinn is a Certified Public Accountant.

     HARVEY J. KAPLAN, not a nominee for election as a Director, has been Secretary and Treasurer of the Company since August 1994 and has also served as Secretary and Treasurer of Drew for more than the past five years. Mr. Kaplan is a Certified Public Accountant.

     Directors of the Company serve until the Company's next annual meeting of stockholders, and until their successors are elected and qualified. Executive officers serve at the discretion of the Board of Directors. To the knowledge of the Company, no Executive Officer or Director is related by blood, marriage or adoption to any other. Each of the nominees named above was elected to his present term of office at the Annual Meeting of Stockholders held on May 9, 1996. During the year ended December 31, 1996, the Board of Directors held four meetings. All Directors attended all meetings of the Board of Directors, except that Mr. Marshall did not attend one meeting.

     The Company has an Audit Committee of the Board of Directors consisting of Messrs. Rose, Abrams and Gero. The functions of the Audit Committee are to review the Company's annual and quarterly reports, review the independence of and ratify the selection of the independent auditors for the Company, conduct pre-audit and post-audit reviews with both financial management and the independent auditors, and assist in the development of the Company's annual business plan. The Audit Committee held one meeting during the year ended December 31, 1996.

     The Company has a Stock Option Plan Committee, consisting of Messrs. Rose,

Gero and Payne, to determine and designate officers, directors and key employees of the Company and Leslie-Locke who are to be granted options, the number of shares subject to options, the nature and terms of the options to be granted, and to otherwise administer the Employee Stock Option Plan. Members of the Stock Option Plan Committee automatically receive options pursuant to the Employee Stock Option Plan under certain circumstances. See 'ELECTION OF DIRECTORS-- Executive Compensation--Stock Option Plan.' The Stock Option Plan Committee held one meeting during the year ended December 31, 1996.

     The Company has a Compensation Committee of the Board of Directors consisting of Messrs. Rose and Gero. The functions of the Compensation Committee are to develop compensation policies with respect to the Company's and Leslie-Locke's executive officers based, in part, on performance-related criteria, and to make recommendations to the Board of Directors regarding compensation of executive officers in accordance with such policies. The Compensation Committee held one meeting during the year ended December 31, 1996.

EXECUTIVE COMPENSATION

     Each of the Company's executive officers is an officer of Drew and is compensated by Drew. The Company does not compensate its executive officers; however, pursuant to the Shared Services Agreement, the Company reimburses Drew for the fair market value of the services rendered by such persons. The Company and Drew have agreed that the aggregate fair market value of the services rendered to the Company during the year ended December 31, 1996 is $509,000, including the fair market value of support staff and office expenses. See 'THE COMPANY.'

     Summary Compensation

     The following table sets forth the annual and long-term cash and noncash compensation for each of the last three calendar years, awarded to or earned by Ralph C. Pepper, the President of Leslie-Locke, a Director of the Company, and a nominee (the 'named executive officer'):

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                            ANNUAL COMPENSATION            COMPENSATION
                                     ----------------------------------   ---------------
NAME AND PRINCIPAL        CALENDAR                         OTHER ANNUAL   NUMBER OF STOCK    ALL OTHER
  POSITION                  YEAR      SALARY     BONUS     COMPENSATION   OPTIONS AWARDED   COMPENSATION
------------------------  --------   --------   --------   ------------   ---------------   ------------

Ralph C. Pepper ........    1996     $150,000   $126,975(1)   $ 1,395          50,000          $2,001
  President of              1995      150,000    100,000        1,547                             639

  Leslie-Locke              1994      150,000    168,500        2,383                           1,169

------------------
(1) For 1996, Mr. Pepper received a bonus of $126,975, which was based on Leslie-Locke's operating profit (as defined) and other financial targets.

STOCK OPTION PLAN

     The Company maintains an Employee Stock Option Plan (the 'Stock Option Plan') pursuant to which the Company may grant officers, directors and key employees of the Company and Leslie-Locke options to purchase Common Stock. The Stock Option Plan provides for the grant of stock options that qualify as incentive stock options ('ISOs') under Section 422 of the Code and non-qualified stock options ('NQSOs').

     Under the Stock Option Plan, the Stock Option Committee (the 'Committee') is authorized to grant options to purchase up to an aggregate of 300,000 shares of Common Stock, of which currently 20,000 shares are allocated to members of the Committee and 280,000 shares are allocated to eligible employees, non-employee directors and non-employee officers, subject to maximum options to purchase 50,000 shares granted to any one eligible employee. The Committee has sole and complete authority to determine the individuals eligible to receive stock options under the Stock Option Plan, and to determine the number of stock options to be granted to eligible individuals, as well as the terms and conditions under which grants will be made (including limitations, restrictions or prohibitions upon the exercise of stock options). The Committee determines the period for which each stock option may be exercisable, but in no event may a stock option be exercisable more than 10 years from the date of grant thereof. The number of shares available under the Stock Option Plan, and the exercise price of options granted under the Stock Option Plan, are subject to adjustments that may be made by the Committee to reflect stock splits, stock dividends, recapitalizations, mergers, or other major corporate action.

     The exercise price for options granted under the Stock Option Plan is determined by the Committee in its sole discretion; provided, however, in the case of an ISO granted to an optionee, the exercise price will be at least equal to 100% of the fair market value of the shares subject to such option on the date of grant. The exercise price may be paid in cash or in shares of Common Stock. Options granted under the Stock Option Plan become exercisable in annual installments determined by the Committee and are also subject to performance criteria.

     Each Committee Member is automatically awarded an option ('Formula Option') to purchase 2,500 shares of Common Stock on the December 31st of each year in which such Committee Member has served not less than 12 consecutive months as a Director of the Company. Such Formula Options immediately vest and are exercisable during the five year period following the date of grant. The purchase price of Common Stock subject to such Formula Options is not less than 100% of the fair market value of the shares subject to option on the date such Formula Option is granted, subject to adjustment as provided in the Stock Option Plan.

     See II. 'AMENDMENT TO STOCK OPTION PLAN' for a discussion of the proposal to amend the Stock Option Plan to increase the number of shares subject to Formula Options.

OPTION GRANTS IN 1996

     No options were granted to the named executive officer during 1996. The following table summarizes the Formula Option automatically granted during 1996 to the Chairman of the Board of the Company.

                                                                                                 POTENTIAL
                                                                                             REALIZABLE VALUE
                                                       INDIVIDUAL GRANTS                        AT ASSUMED
                                       --------------------------------------------------     ANNUAL RATES OF
                                       NUMBER OF     % OF TOTAL                                    PRICE
                                         SHARES       OPTIONS                                APPRECIATION FOR
                                       UNDERLYING    GRANTED TO                                 OPTION TERM
                                        OPTIONS      EMPLOYEES     EXERCISE    EXPIRATION    -----------------
                NAME                    GRANTED       IN 1996       PRICE         DATE         5%        10%
------------------------------------   ----------    ----------    --------    ----------    ------    -------
Edward W. Rose, III.................      2,500         33.3%      $ 3.208      12/31/01     $1,950    $ 4,562

OPTION-EXERCISES IN 1996 AND YEAR-END VALUES

     The following table presents the value of unexercised options, at December 31, 1996, held by the named executive officer, by those executive officers compensated by Drew pursuant to the Shared Services Agreement, and by the Chairman of the Board of the Company. No stock options were exercised by these persons during 1996.

                                                                    NUMBER OF            VALUE OF UNEXERCISED
                                                              SECURITIES UNDERLYING          IN-THE-MONEY
                                                              UNEXERCISED OPTIONS AT          OPTIONS AT
                                                                DECEMBER 31, 1996        DECEMBER 31, 1996(1)
                                                                 EXERCISABLE (E)           EXERCISABLE (E)
                           NAME                                 UNEXERCISABLE (U)         UNEXERCISABLE (U)
-----------------------------------------------------------   ----------------------    ----------------------
Ralph C. Pepper............................................           20,000(E)                $ 29,240(E)
                                                                      30,000(U)                $ 43,860(U)
Edward W. Rose, III........................................           10,000(E)                $  6,606(E)
Leigh J. Abrams............................................            2,000(E)                $  3,150(E)
                                                                       8,000(U)                $ 12,600(U)
Fredric M. Zinn............................................            1,500(E)                $  2,362(E)
                                                                       6,000(U)                $  9,450(U)

Harvey J. Kaplan...........................................              400(E)                $    630(E)
                                                                       1,600(U)                $  2,520(U)

------------------

(1) Market value of Common Stock at December 31, 1996 ($3.125) minus the exercise price.

DEFINED BENEFIT PLAN

     Leslie-Locke has a noncontributory defined benefit pension plan (the 'Pension Plan'), which covers substantially all of its salaried employees. Ralph
C. Pepper, a Director of the Company, is a participant in the Pension Plan. Benefits are based upon years of credited service and final average pay, including sales commissions and bonuses, for the five highest consecutive years of earnings for the last ten calendar years immediately preceding retirement. Participants are fully vested after five years of continuous service as defined in the Pension Plan. Mr. Pepper has 26 years of credited service. Remuneration under the Pension Plan is an amount equal to the benefit determined in accordance with the following formula, as amended:

          0.65% of Final Average Pay plus 0.65% of Final Average Pay in excess of Social Security Covered Compensation (as defined), the sum being multiplied by credited service not to exceed 35 years.

     The table below shows the estimated annual benefits payable on a 100% straight life annuity basis upon retirement to persons in specified remuneration and years of service classifications.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Leslie-Locke has also adopted a Supplemental Executive Retirement Plan ('SERP') which covers certain of its key executives. Ralph C. Pepper, a Director of the Company, is a participant in the SERP. The SERP is a non-tax qualified pension plan designed to supplement the Pension Plan. The SERP contains a benefit formula which is identical to the benefit formula contained in the Pension Plan except that, unlike the Pension Plan, the amount of remuneration which may be considered for purposes of determining benefits and the amount of the benefit itself are not limited under the Internal Revenue Code of 1986, as amended. Leslie-Locke annually funds a trust in an amount necessary to pay anticipated benefits under the SERP based on actuarial calculations. To the extent that trust assets are insufficient to pay SERP benefits, the deficiency would be an obligation of Leslie-Locke. Participants are fully vested after five years of continuous service as defined in the SERP which refers to the Pension Plan for this purpose.

                          PENSION PLAN AND SERP TABLE


                                                                             YEARS OF SERVICE
                                                             ------------------------------------------------
REMUNERATION                                                   15        20        25        30         35
----------------------------------------------------------   ------    ------    ------    -------    -------
$125,000..................................................   21,977    29,302    36,628     43,953     51,279
 150,000..................................................   26,852    35,802    44,753     53,703     62,654
 175,000..................................................   31,727    42,302    52,878     63,453     74,029
 200,000..................................................   36,602    48,802    61,003     73,203     85,404
 225,000..................................................   41,477    55,302    69,128     82,953     96,779
 250,000..................................................   46,352    61,802    77,253     92,703    108,154
 275,000..................................................   51,227    68,302    85,378    102,453    119,529
 300,000..................................................   56,102    74,802    93,503    112,203    130,904

COMPENSATION OF DIRECTORS

     Edward W. Rose, III, Chairman of the Board of Directors, receives an annual director's fee of $24,000, payable $2,000 per month, plus $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at each Committee meeting. James F. Gero and Marshall B. Payne each receive an annual director's fee of $9,000, payable $750 per month, plus $500 for attendance at each meeting of the Board of Directors and $500 for attendance at each Committee meeting.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Pursuant to a non-competition agreement dated August 28, 1985, Ralph C. Pepper, President of Leslie-Locke and a Director of the Company will receive as severance pay in the event of the termination of his employment by Leslie-Locke, an amount equal to two years' compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer of the Company serves on the Compensation Committee, and there are no 'interlocks,' as defined by the Securities and Exchange Commission.

                      REPORT OF THE COMPENSATION COMMITTEE

COMPENSATION POLICY

     The Compensation Committee of the Board of Directors (the 'Committee') consists of two non-employee Directors, Edward W. Rose, III and James F. Gero. The Committee has the responsibility of developing the policies which govern compensation for executive officers, and making recommendations to the Board of Directors regarding compensation of executive officers in accordance with such policies. The Company does not compensate its executive officers, each of whom is an officer of Drew; however, pursuant to the Shared Services Agreement, the Company reimburses Drew for the fair market value of the services rendered by such persons. See 'THE COMPANY' and 'ELECTION OF DIRECTORS--Executive Compensation.' Accordingly, at present the Committee's responsibility extends only to executive officers of Leslie-Locke.

     The Company's executive compensation policy is designed to enable the Company and Leslie-Locke to attract, motivate and retain senior management by providing a competitive compensation opportunity based significantly on performance. The objective is to provide fair and equitable compensation to senior management in a way that rewards management for reaching and exceeding objectives. The compensation policy links a significant portion of executive compensation to the Company's performance, recognizes individual contribution as well as overall business results, and aligns executive and stockholder interests. The primary components of the Company's executive compensation are base salary, performance-related incentive compensation, stock options and discretionary bonus. While the components of compensation are considered separately in this report, the Committee takes into account the full compensation package provided to each of the executives, including pension benefits, severance obligations, insurance and other benefits.

     Each year the Committee will review the Company's compensation policy utilizing both internal and external sources of information, and analysis relating to corporate performance, total return to stockholders of comparable companies, and compensation afforded to executives by competitors of the Company. If appropriate, changes will be recommended.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER OF LESLIE-LOCKE IN 1996

     The compensation policy applied by the Company in establishing the compensation for Ralph C. Pepper, the President of Leslie-Locke and a Director of the Company, is essentially the same as for other senior executives of Leslie-Locke--to provide a competitive compensation opportunity that rewards Company performance and recognizes individual contribution.

     For calendar 1996, Mr. Pepper received base compensation of $150,000 plus an incentive bonus of $126,975, which was based on Leslie-Locke's operating profit (as defined) and other financial targets. In addition, Mr. Pepper receives medical and life insurance, and certain other benefits.

COMPENSATION OF EXECUTIVE OFFICERS OF LESLIE-LOCKE IN 1996

     As with the President, compensation of other executive officers of Leslie-Locke is intended to reward performance and recognize individual contribution.

STOCK OPTIONS

     The Company's Stock Option Plan provides for the grant of options to officers, directors and key employees of the Company and Leslie-Locke to purchase the Company's Common Stock. The options may qualify as incentive stock options or may be non-qualified stock options. The Stock Option Plan is administered by the Stock Option Committee. See 'ELECTION OF DIRECTORS--

Executive Compensation--Stock Option Plan.'

     During 1996, Formula Options to purchase an aggregate of 7,500 shares of Common Stock were automatically granted to three Directors of the Company.

     Because all outstanding options under the plan have been granted at fair market value, any value which is ultimately realized by executive officers through stock options is based entirely on Leslie-Locke's performance, reflected in the Company's results of operations, as perceived by investors in the Company's Common Stock who establish the price for the Common Stock on the open market.

BENEFITS

     Leslie-Locke maintains certain broad-based employee benefit plans in which executive officers participate, including a defined benefit pension plan, a supplemental executive retirement plan and other life and health insurance plans. Leslie-Locke also provides an automobile or automobile allowance to its executive officers. The incremental cost to Leslie-Locke of these benefits is less than 10% of the executive officers' 1996 base salaries.

CONCLUSION

     A significant portion of the Company's and Leslie-Locke's executive compensation is linked directly to individual performance and Leslie-Locke's operating results. The Committee intends to continue to determine compensation based upon these factors.



                                                  COMPENSATION COMMITTEE
                                                   Edward W. Rose, III
                                                      James F. Gero

COMPARATIVE STOCK PERFORMANCE


               COMPARISON OF 29 MONTH CUMULATIVE TOTAL RETURN*
         AMONG LESLIE BUILDING PRODUCTS, INC., THE RUSSELL 2000 INDEX
                    AND THE S & P BUILDING MATERIALS INDEX

                             [PERFORMANCE GRAPH]


                                   8/4/94      12/94     12/95     12/96
                                   ------      -----     -----     -----
LESLIE BUILDING PRODUCTS, INC.        100        110       142       200

RUSSELL 2000                          100        103       133       155

S&P BUILDING MATERIALS                100         94       127       152



* $100 INVESTED ON 8/04/94 IN STOCK OR ON 7.31.94
  IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.


CERTAIN TRANSACTIONS

     See 'ELECTION OF DIRECTORS--Employment Contracts and Termination of Employment Arrangements.'

INDEMNIFICATION

     The Company's Certificate of Incorporation (the 'Certificate') provides for indemnification of directors and officers to the full extent permitted under Delaware Law. Delaware Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, provided that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged not to be entitled to indemnification under such law.

     The Certificate also provides for indemnification of directors and officers of the Company against liabilities and expenses in connection with any legal proceedings to which they may be made a party or with which they may become involved or threatened by reason of having been an officer or director of the Company or of any other entity at the request of the Company. The Certificate generally provides that a director or officer of the Company (i) shall be indemnified by the Company for all expenses of such legal proceedings unless he has been adjudicated not to have acted in good faith in the reasonable belief that his action was in or not opposed to the best interest of the Company, and
(ii) shall be indemnified by the Company for the expenses, judgments, fines and amounts paid in settlement and compromise of such proceedings. Indemnification will be made to cover costs of settlements and compromises if the Board of Directors determines by a majority vote of a quorum consisting of disinterested directors (or, if such quorum is not obtainable, by a majority of the disinterested directors of the Company), that such settlement or compromise is proper in the circumstances.

     The Certificate permits the payment by the Company of expenses incurred in defending a civil or criminal action in advance of its final disposition, subject to receipt of an undertaking by the indemnified person to repay such payment if it is ultimately determined that such person is not entitled to indemnification under the Certificate. No advance may be made if the Board of Directors determines, by a majority vote of a quorum consisting of disinterested directors (or, if such quorum is not obtainable, by a majority of the disinterested directors of the Company), that such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interest of the Company.

     The Certificate provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unauthorized distributions and certain insiders' loans, or (iv) for any transaction from which the director derived an improper personal benefit.

EMPLOYEE STOCK PURCHASE PLAN

     On May 9, 1995, stockholders approved the adoption of the 1995 Employee Stock Purchase Plan (the 'Stock Purchase Plan').

     The Stock Purchase Plan provides all regular full-time employees of the Company and its subsidiaries a convenient and cost-effective means to purchase shares of the Company's Common Stock on a voluntary basis through payroll deductions, without paying commissions. The Company does not make any contributions to the Stock Purchase Plan. Management believes that the Stock Purchase Plan provides employment incentive, and encourages stock ownership by employees, thereby increasing the employees' interest and participation in the success of the Company. A total of 375,000 shares of Common Stock of the Company are available for issuance under the Stock Purchase Plan.

     The Stock Purchase Plan provides eligible employees with the opportunity to purchase shares of Common Stock, without paying commissions, pursuant to a payroll deduction program. The Stock Purchase Plan provides for five one-year offering periods (the 'Offering Periods') during which employee contributions may be made to purchase shares of Common Stock. Each Offering Period is divided into interim three-month purchase periods (the 'Interim Purchase Period'). At the end of each Interim Purchase Period, shares are purchased automatically at 85% of the market price at the beginning of each Offering Period or on the last day of each Interim Purchase Period, whichever is lower. An employee may have up to 10% of his total compensation (including commissions, overtime and bonuses, but excluding benefits) withheld and applied to the purchase of shares under the Stock Purchase Plan. From inception of the Stock Purchase Plan on July 1, 1995 until December 31, 1996, 54 employees purchased an aggregate of 56,156 shares of Common Stock.

                      II. AMENDMENT TO STOCK OPTION PLAN

INTRODUCTION

     At the annual meeting, there will be presented to stockholders a proposal to approve the adoption of an amendment to the Company's 1994 Stock Option Plan (the 'Stock Option Plan'). The full text of the proposed amendment appears on Exhibit A of this Proxy Statement.

     The Stock Option Plan provides that each Committee Member is automatically awarded a Formula Option to purchase 2,500 shares of Common Stock on the December 31st of each year in which such Committee Member has served not less than 12 consecutive months as a Director of the Company. The Formula Options immediately vest and are exerciseable during the five year period following the date of grant. The purchase price of Common Stock subject to the Formula Option is not less than 100% of the fair market value of the shares subject to the Formula Option on the date the Formula Option is granted, subject to adjustment as provided in the Stock Option Plan.

     Currently, 20,000 shares are allocated to Formula Options and 280,000 shares are allocated to options to be granted to eligible employees, non-employee directors, and non-employee officers. As of December 31, 1996, Formula Options to purchase the maximum amount of allocated shares were granted since 1994. Accordingly, on February 14, 1997, the Board of Directors adopted an amendment to the Stock Option Plan, subject to stockholders' approval, increasing the number of shares subject to Formula Options to be granted by 30,000 shares to a total of 50,000 shares, and decreasing the number of shares subject to options to be granted to all eligible employees and other non-Committee Members to 250,000 shares.

VOTE

     The favorable vote of a majority of the votes cast at the Annual Meeting is required to approve the adoption of the foregoing amendment to the Stock Option Plan.

     Management recommends that you vote FOR approval of the adoption of the foregoing amendments.

                         III. APPOINTMENT OF AUDITORS

     It is proposed that the stockholders ratify the appointment, by the Board of Directors, of KPMG Peat Marwick LLP as independent auditors for the purpose of auditing and reporting upon the consolidated financial statements of the Company for the year ending December 31, 1997. It is expected that a representative of that firm will be present at the Annual Meeting of Stockholders to be held on May 14, 1997 and will be afforded the opportunity to make a statement and respond to appropriate questions from stockholders present at the meeting.

     Management recommends that you vote FOR ratification of the appointment of KPMG Peat Marwick LLP, as independent auditors for the year ending December 31, 1997.

                      IV. TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which Management intends to present or knows that others will present at the meeting is that set forth herein. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons in the form of Proxy solicited from holders of the Common Stock to vote the Proxy on such matters in accordance with their judgment.

                            STOCKHOLDER PROPOSALS

     All proposals which stockholders of the Company desire to have presented at the Annual Meeting of Stockholders to be held in May, 1998 must be received by the Company at its principal executive offices on or before February 1, 1998.

                                          By Order of the Board of Directors



                                                   EDWARD W. ROSE, III
                                          Chairman of the Board of Directors

April 11, 1997

                                                                       EXHIBIT A

                 AMENDMENT TO LESLIE BUILDING PRODUCTS, INC.
                            1994 STOCK OPTION PLAN

     The Leslie Building Products, Inc. 1994 Stock Option Plan is amended in the following respects effective May 14, 1997:

          The first sentence of Paragraph (b) of Section 2. Scope and Duration is amended to read as follows:

             '(b) The maximum aggregate number of shares of Common Stock as to which awards of options may be made from time to time under the Plan is 300,000 shares of which (i) 50,000 shares shall be allocated to members ('Committee Member') of the Committee (as defined in Section 3(a)) only in accordance with Section 4(e) and (ii) 250,000 shares shall be allocated to 'Non-Employee Directors' or 'Non-Employee Officers' as defined herein, and to eligible employees.'

                        LESLIE BUILDING PRODUCTS, INC.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS--MAY 14, 1997
               THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT

      The undersigned, revoking any proxy heretofore given, hereby appoints LEIGH J. ABRAMS and FREDRIC M. ZINN, or either of them, proxies of the undersigned, with full power of substitution, with respect to all the shares of the Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Leslie Building Products, Inc., to be held at The Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202 on May 14, 1997 at 9:30 A.M. and at any adjournment or postponement thereof, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, and in their discretion on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

                                (Continued and to be signed on the reverse side)

--------------------------------------------------------------------------------

The Board of Directors Recommends a Vote FOR Authority to Vote for Directors and for Proposition '2'     PLEASE MARK
                                                                                                         YOUR VOTE AS  /X/
                                                                                                         INDICATED IN
                                                                                                         THE EXAMPLE
1.    ELECTION OF DIRECTORS          FOR all named   WITHHOLD    3. TO RATIFY THE APPOINTMENT
      NOMINEES: EDWARD W. ROSE,        nominees      AUTHORITY      OF KPMG PEAT MARWICK LLP     FOR      AGAINST   ABSTAIN
      III, LEIGH J. ABRAMS, RALPH     (except as       from         AS INDEPENDENT AUDITORS.     / /        / /       / /
      C. PEPPER, JAMES F. GERO,        indicated     nominees
      MARSHALL B. PAYNE             to the contrary
                                        below)
                                         / /            / /

2.    TO APPROVE THE
      AMENDMENT TO THE      FOR          AGAINST       ABSTAIN
      STOCK OPTION PLAN     / /            / /           / /


(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)
                                                                           Please sign exactly as name appears hereon. If
                                                                           the stock is registered in the names of two or
                                                                           more persons each should sign. Executors,
                                                                           Administrators, Trustees, Guardians, Attorneys,
                                                                           and corporate officers should add their titles.
                                                                           Please check if you plan to attend
                                                                           the meeting                            / /


_______________________________________   _________________________________________   Dated: _________________________, 1997
      SIGNATURE OF SHAREHOLDER                    SIGNATURE OF SHAREHOLDER

Please mark boxes /x/ in blue or black ink. This Proxy should be returned to:
ChaseMellon Shareholder Services, L.L.C., 85 Challenger Rd., Overpeck Center, Ridgefield Park, New Jersey 07660